SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement [ ] Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            VALENCE TECHNOLOGY, INC.

              -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

              -----------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

2.   Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

4.   Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

5.   Total fee paid:

     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.   Amount Previously Paid:

     ---------------------------------------------------------------------------

7.   Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

8.   Filing Party:

     ---------------------------------------------------------------------------

9.   Date Filed:

                            VALENCE TECHNOLOGY, INC.
                                301 CONESTOGA WAY
                             HENDERSON, NEVADA 89015
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDER
                         TO BE HELD ON FEBRUARY 15, 2000
                TO THE STOCKHOLDERS OF VALENCE TECHNOLOGY, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Valence Technology, Inc., a Delaware corporation (the "COMPANY"), will be held on Tuesday, February 15, 2000, at 9:00 a.m. local time at 301 Conestoga Way, Henderson, Nevada 89015, for the following purpose:

1. To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.

2. To approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation to increase the aggregate number of shares of common stock authorized for issuance from 50,000,000 shares to 100,000,000 shares.

3.   To approve the Company's 2000 Stock Option Plan.

4. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for its fiscal year ending March 26, 2000.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on December 21, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors


                                        SECRETARY
Henderson, Nevada
January 18, 2000

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                            VALENCE TECHNOLOGY, INC.
                                301 CONESTOGA WAY
                             HENDERSON, NEVADA 89015

                            ------------------------

                                 PROXY STATEMENT
            INFORMATION CONCERNING SOLICITATION AND VOTING GENERALLY

     The enclosed proxy is solicited on behalf of the Board of Directors of Valence Technology, Inc., a Delaware corporation (the "COMPANY"), for use at the annual meeting of Stockholders to be held on Tuesday, February 15, 2000, at 9:00 a.m. local time (the "ANNUAL MEETING"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 301 Conestoga Way, Henderson, Nevada. The Company intends to mail this proxy statement and accompanying proxy card on or about January 18, 2000, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company, or at the Company's request, Corporate Investor Communications, Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but Corporate Investor Communications, Inc. will be paid its customary fee, estimated to be about $4,500, if it renders such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of common stock at the close of business on December 21, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on December 21, 1999, the Company had outstanding and entitled to vote 32,449,837 shares of common stock, held of record by 690 persons.

     Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     The required quorum for the meeting, which must be represented in person or proxy, is a majority of the outstanding shares of Common Stock. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 301 Conestoga Way, Henderson, Nevada 89015, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 annual meeting of stockholders pursuant to Rule 14a-8, "Shareholder Proposals," of the Securities and Exchange Commission, or for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy, is August 20, 2000, unless the 2000 annual meeting of stockholders is held more than 30 days from February 15, 2001, in which case such stockholder proposals or nominations must be received within a reasonable period of time before the Company solicits proxies for the 2000 annual meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     There are four nominees for the five Board positions presently authorized in the Company's Bylaws. There is one vacant seat on the Board. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company having previously been elected by the stockholders.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

The names of the nominees and certain information about them are set forth below:

NAME                                    AGE             POSITION HELD WITH THE COMPANY
----------------------------------      ----------      -------------------------------------------------
Lev M. Dawson                           61              Chairman of the Board, President, Chief Executive
                                                        Officer and Director
Carl E. Berg (1)(2)                     62              Director
Alan F. Shugart (1)(2)                  69              Director
Bert C. Roberts, Jr.                    57              Director

----------------------------------

(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

Mr. Dawson rejoined the Company in December 1997 as Chairman of the Board, Chief Executive Officer and President. Mr. Dawson, a founder of the Company, served as Chairman of the Board and Chief Executive Officer from its founding in March 1989 until April 1993. Mr. Dawson also served as President from March 1989 until June 1991. From May 1993 to December 1997, Mr. Dawson was involved in private family companies. From January 1988 to March 1989, Mr. Dawson devoted significant time to the organization of the Company. From May 1978 through January 1988, Mr. Dawson was President, Chairman, and Chief Executive Officer of Robinton Products, Inc. ("ROBINTON"), a company which manufactured solid state meters and data retrieval systems for the electric utility industry. Mr. Dawson holds a B.S.E.E. degree in electrical engineering from the University of Southwestern Louisiana.

Mr. Berg helped found the Company and has served on the Board of Directors since September 1991. For more than the past five years, Mr. Berg has been a major Silicon Valley industrial real estate developer and a private venture capital investor. Mr. Berg also serves as a director of Integrated Device Technology, Inc., Videonics, Inc., and Systems Integrated Research.

Mr. Roberts rejoined the Company as a director in November 1998. Mr. Roberts is Chairman of MCI Worldcom, Inc., one of the world's largest and fastest growing communications companies. He was named Chairman and CEO of MCI in 1992, after serving as President and Chief Operating Officer since 1985. Additionally, Mr. Roberts serves on the boards of Telefonica de Espana, News Corporation, Ltd., CaPCURE and Johns Hopkins University.

Mr. Shugart joined the Company as a director in March 1992. Mr. Shugart was the Chief Executive Officer and a director of Seagate since its inception in 1979 until July 1998. Mr. Shugart also served as Seagate's President from 1979 to 1983 and from September 1991 to July 1998. Additionally, Mr. Shugart served as Chairman of the Board of Seagate from 1979 until September 1991, and from October 1992 to July 1998. Mr. Shugart currently serves as a director of Sandisk Corporation, Inktomi, and Cypress Semiconductor.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended March 28, 1999, the Board of Directors held two meetings. In fiscal 1999, the Board of Directors acted twelve times by unanimous written consent. The Board has an Audit Committee and a Compensation Committee. The Board at large serves as the Nominating Committee.

     The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements. It recommends the independent public accountants to the Board and receives and considers the accountants' comments concerning controls, the adequacy of the Company's staff and management performance and procedures in connection with audit and financial controls. The Audit Committee did not meet during the 1999 fiscal year. It currently is composed of Messrs. Berg and Shugart, two of the Company's three non-employee directors.

     The Compensation Committee's responsibilities include making recommendations concerning salaries and incentive compensation, awarding stock options to employees and consultants under the Company's stock option plans and otherwise determining compensation levels. The Compensation Committee also performs other functions regarding compensation that the Board delegates to it. The Compensation Committee is composed of Messrs. Berg and Shugart, two of the Company's three non-employee directors. It did not meet during the 1999 fiscal year, and acted fifteen times by unanimous written consent during the 1999 fiscal year.

     Other than Mr. Roberts, who did not attend one of the meetings held by the Board during fiscal 1999, each Board member attended 75% or more of the meetings of the Board held during fiscal 1999.

                                   PROPOSAL 2
                    AMENDMENT OF SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

THE AMENDMENT

     The Board has approved, subject to stockholder approval, an amendment to its Second Amended and Restated Certificate of Incorporation (the "AMENDMENT") that will increase the aggregate number of shares of common stock authorized for issuance from 50,000,000 shares to 100,000,000 shares (the "AUTHORIZED SHARE INCREASE"). The complete text of the Amendment is set forth as EXHIBIT A to this Proxy Statement.

     At December 31, 1999, Valence had 34,582,376 shares of Common Stock issued and outstanding. In addition, Valence has reserved: (i) 7,652,880 shares of Common Stock reserved for issuance pursuant to options and warrants (ii) 304,901 shares of Common Stock for issuance upon conversion of convertible notes, and
(iii) 616,498 shares of Common Stock for issuance upon conversion of outstanding shares of Preferred Stock. Thus, at December 31, 1999, there were 6,843,345 authorized shares of Common Stock unissued and not reserved for issuance.

     The proposed increase in the authorized Common Stock has been recommended by the Board to assure that an adequate supply of authorized unissued shares is available for general corporate needs, such as future stock dividends or stock splits or the issuance of shares under Valence's stock incentive plans. The additional authorized shares of Common Stock could also be used for such purposes as raising additional capital for the operations of Valence. In addition, the availability of a large number of shares of Common Stock for issuance by the Board without further stockholder approval could have the effect of making it more difficult, and thereby discouraging, a merger, tender offer, proxy contest or assumption of control and change of incumbent management. There currently are no plans or arrangements relating to the issuance of any of the additional shares of Common Stock proposed to be authorized.

     If the Proposal is adopted, the amended portion of Article Fourth of Valence's Amended and Restated Certificate of Incorporation will read as follows:

                                   "Article IV

          1. The authorized capital stock of the Corporation shall consist of one hundred ten million shares (110,000,000), of which one hundred million (100,000,000) shares shall be designated Common Stock, par value $.001 per share (the "COMMON STOCK"), and ten million (10,000,000) shares shall be designated Preferred Stock, par value $.001 per share (the "PREFERRED STOCK").

Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class of series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "BOARD") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the GCL."

CERTAIN EFFECTS OF THE PROPOSED AMENDMENT

     The Board believes that approval of the Proposal is essential for the growth and development of Valence. However, the following should be considered by a stockholder in deciding how to vote upon this Proposal.

     The Proposal, if approved, would strengthen the position of the Board and might make the removal of the Board more difficult, even if such removal would be generally beneficial to Valence's stockholders. The authorization to issue the additional shares of Common Stock would provide the Board with a capacity to negate the efforts of unfriendly tender offerors through the issuance of securities to others who are friendly or desirable to the Board.

     The Proposal is not the result of the Board's knowledge of any specific effort to accumulate Valence's securities or to obtain control of Valence by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. Valence is not submitting the Proposal to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek representation on the Board. The submission of the Proposal is not a part of any plan by Valence's management to adopt a series of amendments to the Second Amended and Restated Certificate or Bylaws so as to render the takeover of Valence more difficult.

     The additional shares which the Board would be authorized to issue upon approval of the Proposal, if so issued, would have a dilutive effect upon the percentage of equity of Valence owned by present stockholders. The issuance of such additional shares might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that Valence has never paid dividends, has never adopted any policy with respect to the payment of dividends and does not intend to pay any cash dividends in the foreseeable future. Valence instead intends to retain earnings, if any, for use in financing growth and additional business opportunities.

     If the Amendment is approved by the requisite vote of the Company's stockholders, the Authorized Share Increase will be effective upon the close of business on the date of filing of the Amendment with the Delaware Secretary of State, which filing is expected to take place shortly after the Annual Meeting. If this proposal is not approved by the stockholders, then the Amendment will not be filed.

RECOMMENDATION AND REQUIRED VOTE

     The Board has unanimously approved the Amendment. The affirmative vote of a majority of the outstanding shares of the Company's common stock is required to approve the Amendment. For purposes of the vote to amend the Second Amended and Restated Certificate of Incorporation, abstentions and broker non-votes will have the same effect as a vote against approval of the Amendment. The Board is of the opinion that the Amendment is advisable and in the best interests of the Company and recommends a vote FOR the approval of the Amendment. All proxies will be voted to approve the Amendment unless a contrary vote is indicated on the enclosed proxy card.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 2, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.




                                   PROPOSAL 3
                     APPROVAL OF THE 2000 STOCK OPTION PLAN

INTRODUCTION

     The proposed 2000 Stock Incentive Plan (the "2000 Plan") was adopted by the Board effective as of January ___, 2000, subject to the approval of the 2000 Plan by the stockholders. The 2000 Plan provides for the issuance of options to purchase shares of the Common Stock ("Shares") to selected officers, directors, employees and consultants of the Company. Subject to adjustment for stock splits, stock dividends and other similar events, the total number of Shares reserved for issuance under the 2000 Plan shall be 2,500,000 Shares. As of the Record Date, options to purchase 216,918 Shares had been granted to eligible employees of the Company pursuant to the terms of the 2000 Plan, subject to the approval of the 2000 Plan by the stockholders, at exercise prices of $5.00 per share (168,352 Shares) and $21.59 per share (48,566 Shares).

     The following sections summarize the principal features of the 2000 Plan, a copy of which is attached as EXHIBIT B to this Proxy Statement. Although this Proxy Statement contains a summary of the principal features of the 2000 Plan, this summary is not intended to be complete and reference should be made to EXHIBIT B to this Proxy Statement for the complete text of the 2000 Plan.

PURPOSE

      The 2000 Plan was adopted to provide a means by which selected officers, directors and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's employees and consultants are eligible to participate in the 2000 Plan.

ADMINISTRATION

     The 2000 Plan is administered by the Board of Directors (the "Plan Administrator") of the Company, unless otherwise delegated. The Board has the power to construe and interpret the 2000 Plan and, subject to the provisions of the 2000 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 2000 Plan to a committee composed of not fewer than two
(2) members of the Board. The authority to make option grants to employees who are not officers has been delegated to the Non-Officer Stock Option Administration Committee. The Board has delegated all other powers of administration of the 2000 Plan to the Compensation Committee of the Board. As used herein with respect to the 2000 Plan, the "BOARD" refers to the

Compensation Committee and the Non-Officer Stock Option Administration Committee as well as to the Board of Directors itself.

ELIGIBILITY

     Incentive stock options may be granted under the 2000 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants are eligible to receive nonstatutory stock options under the 2000 Plan.

     No incentive stock option may be granted under the 2000 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five (5) years from the date of grant. In addition, with respect to incentive stock options granted under the 2000 Plan, the aggregate fair market value, determined at the time of grant, of the Shares with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. The 2000 Plan includes a per-employee, per-fiscal year grant limitation equal to 700,000 shares of Common Stock.

     If the Company's stockholders approve the 2000 Plan, the group identified below will receive options to purchase the number of Shares set forth opposite its name pursuant to the resolution passed by the Compensation Committee of the Board, which provides for the automatic granting of stock options to the officers of the Company.

                                            NUMBER OF SHARES FOR WHICH
              NAME AND POSITION             OPTIONS HAVE BEEN GRANTED
              -----------------             --------------------------

      Chief Executive Officer                        190,957
      Executive Officers, excluding Chief
       Executive Officer                                   0
      Directors who are not
       Executive Officers                                  0

      Officers                                        25,961
      All employees, excluding
       Executive Officers and other Officers               0

STOCK SUBJECT TO THE 2000 PLAN

     If options granted under the 2000 Plan expire or otherwise terminate without being exercised, the Shares not purchased pursuant to such options again become available for issuance under the 2000 Plan.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the 2000 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

EXERCISE PRICE; PAYMENT.

     The exercise price of incentive stock options under the 2000 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 2000 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information."

     The exercise price of an option shall be paid, to the extent permitted by applicable statutes and regulations, either: (a) in cash or check at the time the option is exercised; or (b) in the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, (i) by a copy of instructions to a broker directing such broker to sell the shares for which such option is exercised, and to remit to the Company the aggregate exercise price of such options (a "cashless exercise"), (ii) by paying all or a portion of the exercise price for the number of shares being purchased by tendering shares owned by the optionee, duly endorsed for transfer to the Company, with a fair market value on the date of delivery equal to the aggregate purchase price of the shares with respect to which such option or portion thereof is thereby exercised (a "stock-for-stock exercise"), (iii) by a stock for stock exercise by means of attestation whereby the optionee identifies for delivery specific shares already owned by optionee and receives a number of shares equal to the difference between the option shares thereby exercised and the identified attestation shares (an "attestation exercise"), or (iv) with a full-recourse promissory note. However, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents. The shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Internal Revenue Code of 1986, as amended. Subject to the foregoing, the Plan Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

OPTION EXERCISE.

     Options granted under the 2000 Plan may become exercisable in cumulative installments ("VEST") as determined by the Board. The Board has determined that shares covered by options to be granted under the 2000 Plan typically will vest at the rate of 25% on the first anniversary of the grant date and 6.25% of the original amount every three (3) months thereafter. Shares covered by options under subsequent grants to option holders under the 2000 Plan will vest quarterly over a three-year period. However, shares covered by options granted in the future under the 2000 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 2000 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested should the optionee leave the employ of the Company prior to vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

TERM.

     The maximum term of options under the 2000 Plan is ten (10) years, except that in certain cases (see "Eligibility") the maximum term is five (5) years. Options under the 2000 Plan terminate three (3) months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three (3) months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen (18) months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer or shorter period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited under then current securities laws.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the 2000 Plan or subject to any option granted under the 2000 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 2000 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the 2000 Plan, the maximum number of shares which may be granted to an employee during a fiscal year, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

     The 2000 Plan provides that, in the event of a complete liquidation of the Company or a specified type of merger or corporate reorganization ("Corporate Event"), any unexercised options theretofore granted under the 2000 Plan shall be deemed cancelled unless the surviving corporation in any such Corporate Event elects to assume the options under the 2000 Plan or to issue substitute options in place thereof. Upon any cancellation of options pursuant to the above provisions, the Plan Administrator shall notify the optionee in writing or electronically that the option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option shall terminate upon the expiration of such period. Alternatively the purchaser(s) of the Company's assets or stock may, in his, her, or its discretion, terminate all outstanding options by delivering to the optionees the same kind of consideration that is delivered to the stockholders of the Company as a result of such Corporate Event, or the Board may terminate all outstanding options in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the higher of (i) the fair market value (as defined in the 2000 Plan) of those shares of stock or other securities the holder of such option would have received had the option been exercised and no disposition of the shares acquired upon such exercise been made prior to such Corporate Event, less the exercise price therefor, and (ii) the fair market value of those shares of stock or other securities the holder of the option would have received had the option been exercised and no disposition of the shares acquired upon such exercise been made immediately following such Corporate Event, less the exercise price therefor.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the 2000 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2000 Plan will terminate on January ___, 2010.

     The Board may also amend the 2000 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve (12) months before or after its adoption by the Board if stockholder approval is required in order for the Plan to satisfy Section 422 of the Code, Rule 16b-3 ("RULE 16B-3") of the Exchange Act, or The Nasdaq Stock Market or securities exchange rules, as applicable. The Board may submit any other amendment to the 2000 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

     Under the 2000 Plan, an option may be transferred by the optionee in limited circumstances only as provided in the optionee's option agreement or pursuant to a will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

INCENTIVE STOCK OPTIONS.

     Incentive stock options under the 2000 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two (2) years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "DISQUALIFYING DISPOSITION"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee held the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

NONSTATUTORY STOCK OPTIONS.

     Nonstatutory stock options granted under the 2000 Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on how long the optionee held the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

POTENTIAL LIMITATION ON COMPANY DEDUCTIONS.

     In 1993, the Code was amended to add Section 162(m), which denies a deduction to any publicly-held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee, as such term is defined in Section 162(m) and the regulations thereunder. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

RECOMMENDATION AND REQUIRED VOTE

     The Board has unanimously approved the adoption of the 2000 Plan. The affirmative vote of a majority of the Shares present in person or represented by proxy at the Annual Meeting and voting on the approval of the adoption of the 2000 Plan is required for the approval of the adoption of the 2000 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. Unless marked otherwise, proxies received will be voted for the adoption of the 2000 Plan.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 3, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


                                   PROPOSAL 4
           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending March 26, 2000, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's Financial statements since January 1992. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's common stock as of January 6, 2000 by: (i) each director; (ii) each of the executive officers in the Summary Compensation table;
(iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its common stock.

                                                               BENEFICIAL OWNERSHIP(1)
                                                   -------------------------------------------------
BENEFICIAL OWNER                                     NUMBER OF SHARES            PERCENT OF TOTAL
-------------------------------------------------- ----------------------      ---------------------
Carl E. Berg (2)                                           4,393,265                  12.7%
10050 Bandley Drive, Cupertino, CA 95014
Lev M. Dawson (3)                                          2,009,002                   5.8
301 Conestoga Way, Henderson, NV 89015
Alan F. Shugart (4)                                          381,488                   1.1
R. Joseph Horning (5)                                        210,284                     *
George W. Adamson (5)                                         81,909                     *
Bert C. Roberts, Jr. (6)                                      90,000                     *

All directors and executive officers as a group
(9 persons)(7)                                             7,311,782                 21.14%

-------------------------------------------

*  Less than one percent (1%)

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission (the "COMMISSION"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentage ownership is based on 34,591,204 shares of common stock outstanding on January 6, 2000, adjusted as required by rules promulgated by the Commission.

(2) Includes 150,000 shares held by Mr. Berg; 539,700 shares held by West Coast Venture Capital; 129,636 shares issuable upon exercise of options held by Mr. Berg that are exercisable within 60 days of January 6, 2000; 304,901 shares issuable upon conversion of a promissory note held by Mr. Berg that is convertible within 60 days of January 6, 2000; 594,031 shares issuable upon exercise of warrants held by Baccarat Electronics, Inc.; 2,499,997 shares held by Baccarat Development Partnership for which Mr. Berg serves as the President of the corporate general partner; 105,000 shares held by Berg & Berg Enterprises, Inc. and 70,000 shares held by Berg & Berg Profit Sharing Plan U/A 1/1/80 FBO Carl E. Berg Basic Transfer Carl E. Berg, Trustee. Does not include 1,222,825 shares held in trust for Mr. Berg's children. Mr. Berg is not a trustee of the trust and he disclaims beneficial ownership of such shares.

(3) Includes 1,933,144 shares held by Mr. Dawson and 75,858 shares issuable upon exercise of options within 60 days of January 6, 2000.

(4) Includes 120,000 shares held by Mr. Shugart and 261,488 shares issuable upon exercise of options within 60 days of January 6, 2000.

(5) Consists of shares issuable upon exercise of options that are exercisable within 60 days of January 6, 2000.

(6) Includes 50,000 shares held by Mr. Roberts and 40,000 shares issuable upon exercise of options within 60 days of January 6, 2000.

(7) Includes 945,009 issuable upon exercise of options within 60 days of January 6, 2000.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act ("SECTION 16(A)") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 28, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     The Company's non-employee directors receive no cash compensation, but are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. Directors who are employees of the Company do not receive separate compensation for their services as directors, but are eligible to receive stock options under the Company's 1990 Stock Option Plan.

     Each non-employee director of the Company also receives stock option grants pursuant to the 1996 Non-Employee Directors' Stock Option Plan (the "DIRECTORS' PLAN"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Internal Revenue Code) are eligible to receive options under the Directors' Plan. The plan provides that new directors will receive an initial stock option of 100,000 shares of common stock upon their election to the Board. The exercise price for this initial option will be the fair market value on the day it is granted. This initial option will vest one-fifth on the first and second anniversaries of the grant of the option, and quarterly over the next three years. On each anniversary of the director's election to the Board, the director will receive an annual stock option in the amount of 100,000 Shares less the total amount of unvested shares remaining in the initial option and any annual options previously granted. The exercise price for this new option will be the fair market value on the day it is granted. This annual option will vest quarterly over a three year period. A director who had been granted an option prior to the adoption of the Directors' Plan will start receiving annual grants on the anniversary date of that director's prior grant. A director who had not received an option upon becoming a director will receive an initial stock option of 100,000 shares on the date of the adoption of the plan, and then receive annual options on the anniversary dates of that grant.

     During the last fiscal year, the Company granted options covering 35,560 shares to Carl E. Berg, at an exercise price per share of $7.19; 56,296 shares to Alan F. Shugart, at an exercise price per share of $7.00; and 200,000 shares to Bert C. Roberts, Jr., at an exercise price per share of $7.06; all non-employee Directors of the Company, under the Directors' Plan. The fair market value of such Common Stock on the dates of grant was $7.19, $7.00, and $7.06 respectively, per share (based on the closing sales price reported in the Nasdaq National Market for the date of grant). As of January 6, 2000, no options had been exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVES

     Executive officers are eligible to receive stock options under the 1990 Plan, and, if the 2000 Plan is adopted by the stockholders at the Annual Meeting, will also be eligible to receive options under the 2000 Plan.

     In June 1996, the Compensation Committee of the Board passed a resolution which provides for the automatic granting of stock options to the officers of the Company. According to this resolution, each quarter, each officer receives a grant of options under the 1990 plan in an amount necessary to keep the amount of unvested options held by that officer at a predetermined level. These levels are 360,000 shares for the CEO, 180,000 shares for an executive vice president, and 120,000 shares for a vice president. The resolution was effective when passed, and the Company's officers have been receiving such grants since that time. The resolution further provided that in the event the Company ever grants a bonus to any officer, that one half of any such bonus would be held by the Company for use by the officer only for exercising his or her stock options. To date, no bonuses have been granted to any officer.

     In January 1998, the Company entered into an employment agreement with Joseph P. Hendrickson pursuant to which the Company retained Mr. Hendrickson as its Vice President of Administration at an annual salary of $175,000. Subsequently, Mr. Hendrickson was promoted to Senior Vice President of Operations at an annual salary of $200,000. The Company granted Mr. Hendrickson an option to purchase 150,000 shares of common stock at an exercise price of $5.31 per share, vesting over a period of eighteen months. The Company agreed to pay Mr. Hendrickson's relocation expenses. Mr. Hendrickson's last day with the Company was February 26, 1999. On his last day with the Company, the following stock option amounts vested: nine thousand four hundred ten (9,410) shares of his second stock option grant, dated January 5, 1998 and fifteen thousand five hundred ninety (15,590) shares of his third stock option grant, dated January 5, 1998.

     The following table shows for the fiscal years ended March 28, 1999, March 29, 1998 and March 30, 1997, certain compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its other four most highly compensated executive officers, whose compensation exceeded $100,000 for the fiscal year ended March 28, 1999 (the "NAMED EXECUTIVE OFFICERS"):

                          SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                       LONG-TERM
                                           -------------------------  OTHER       COMPENSATION AWARDS     ALL OTHER
                                                                      ANNUAL      -------------------      COMPEN-
                                                                      COMPEN-           OPTIONS             SATION
 NAME AND PRINCIPAL POSITION   FISCAL YEAR  SALARY ($)   BONUS ($)    SATION            (1) (#)              ($)
----------------------------   -----------  ----------   ---------  -----------   -------------------     ---------
Lev M. Dawson                     1999       274,208        --           --                  --                31 (2)
Chairman of the Board, Chief      1998        82,923        --           --           1,000,000             9,762 (3)
Executive Officer and             1997            --        --           --                  --                --
President

Joseph P. Hendrickson (4)         1999       186,717        --           --              90,000                --
Former Senior Vice President      1998        37,019        --           --             150,000                --
Operations                        1997            --        --           --                  --                --

R. Joseph Horning                 1999       156,872        --           --              52,818                --
Vice President, Engineering &     1998       145,600        --           --              44,762                42 (2)
Standards                         1997       145,600        --           --              44,442                --

George W. Adamson                 1999       114,691        --           --              98,215                50 (2)
Vice President, Process           1998        78,884        --           --              40,500                50 (2)
Engineering & Development         1997        16,154        --           --               4,500                --

-------------------------------

(1)  The Company has no stock appreciation rights ("SARS").


                                    Page 18


(2) These amounts consist of patent award payments. Patent awards are granted to employees of the Company for inventions made by employees for which they have submitted invention disclosures to the Company, for which the Company has filed a patent application with the United States Patent and Trademark Office, or for which a patent has been issued by the United States Patent and Trademark Office.

(3)  Relocation expenses paid by the Company.

(4)  Joseph P. Hendrickson was employed by the Company through February 26,
     1999.

STOCK OPTION GRANTS AND EXERCISES

     The following tables show for the fiscal year ended March 28, 1999, certain information regarding options granted to, exercised by, and held at year-end by the Named Executive Officers:


                                         OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                              --------------------------------------------------------
                                                                                          POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED ANNUAL
                                               PERCENT OF                                RATES OF STOCK PRICE
                                              TOTAL OPTIONS      EXER-                  APPRECIATION FOR OPTION
                                 OPTIONS       GRANTED TO        CISE                          TERM (3)
                               GRANTED (#)    EMPLOYEES IN       PRICE     EXPIRA-TION -----------------------
            NAME                   (1)       FISCAL YEAR (2)    ($/SH)        DATE       5% ($)         10% ($)
----------------------------- -----------   ---------------    ------     -----------  --------       --------
Lev M. Dawson                      --             --               --            --           --            --
Joseph P. Hendrickson          90,000            4.4%            4.94      05/07/08      279,465       708,219

R. Joseph Horning              15,529            0.8%            4.81      03/30/08       46,999       119,106
                                9,155            0.4%            5.75      06/29/08       33,106        83,897
                               20,000            1.0%            3.75      09/11/08       47,167       119,531
                                8,134            0.4%            6.31      12/28/08       32,291        81,832

George W. Adamson              35,000            1.7%            4.94      05/07/08      108,681       275,419
                               30,000            1.5%            5.69      06/30/08      107,305       271,932
                               20,000            1.0%            3.75      09/11/08       47,167       119,531
                                2,474            0.1%            4.13      09/28/08        6,418         6,265
                               10,741            0.5%            6.31      12/28/08       42,641       108,060

(1) Options granted in fiscal 1999 generally vest over four years, with 1/16 of the shares vesting each quarter and with full vesting occurring on the fourth anniversary date. See "Executive Compensation" on page 18 of this report for a description of severance agreements and how they affect the vesting of options for Mr. Hendrickson.

(2) Based on an aggregate of 2,066,632 options granted to employees, including the Named Executive Officers, in fiscal year 1999.

(3) The potential realizable value is calculated based on the term of the option at its time of grant, 10 years, compounded annually. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

     The following table shows the number and value of the unexercised options held by each of the Named Executive Officers on March 28, 1999:

                        AGGREGATED OPTION EXERCISES IN
                  LAST FISCAL YEAR, AND FY-END OPTION VALUES

                            SHARES                            NUMBER OF                  VALUE OF UNEXERCISED
                           ACQUIRED                       UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                              ON          VALUE               AT FY-END (#)                 AT FY-END ($) (1)
                           EXERCISE     REALIZED       -------------------------       -------------------------
NAME                          (#)          ($)         EXERCISABLE UNEXERCISABLE       EXERCISABLE UNEXERCISABLE
--------------             --------     --------       ----------- -------------       ----------- -------------
Lev M. Dawson                 0             0            19,753         19,753         $  35,852    $  35,852

Joseph P. Hendrickson         0             0           147,500              0         $ 238,906    $       0

R. Joseph Horning             0             0           159,118        103,904         $ 415,033    $ 155,212

George W. Adamson             0             0            34,937        108,278         $  70,737    $ 202,765

-----------------------

(1) Based on the fair market value of the Company's Common Stock as of March 28, 1999 ($6.875) minus the exercise price of the options multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

     In January 1993, the Company entered into an employment agreement with Mr. Horning pursuant to which the Company retained Mr. Horning as its Director of Product Engineering for an annual salary of $125,000. The Company granted Mr. Horning an option to purchase 22,000 shares of common stock at an exercise price of $22.75 per share, vesting over a five-year period. In addition, the Company agreed to pay Mr. Horning's relocation expenses. The Company also loaned Mr. Horning $45,000 pursuant to a loan agreement, in which the Company forgave the loan at a rate of $15,000 per year of his employment. Mr. Horning became a Vice President of the Company in September 1993.

     Pursuant to action taken by the Board in January 1998, the Company entered into an employment arrangement with Lev M. Dawson pursuant to which the Company retained Mr. Dawson as its Chairman of the Board, Chief Executive Officer and President at an annual salary of $280,000 effective January 1, 1998. The Company granted Mr. Dawson an option to purchase 1,000,000 shares of common stock at an exercise price of $5.06 per share, vesting over a period of eighteen months. The Company agreed to pay Mr. Dawson's relocation expenses.

OPTION REPRICING INFORMATION

     The following table shows certain information concerning option repricings received by any Named Officer during the last ten years.

                                          TEN YEAR OPTION/SAR REPRICINGS

                                                                                                      LENGTH OF
                                                                                                      ORIGINAL
                                                        MARKET PRICE                                OPTION TERM
                                          NO. OF        OF STOCK AT    EXERCISE PRICE               REMAINING AT
                                       OPTIONS/SARS       TIME OF        AT TIME OF       NEW          DATE OF
                                        REPRICED OR     REPRICING OR    REPRICING OR     EXERCISE    REPRICING OR
NAME                        DATE        AMENDED (#)    AMENDMENT ($)    AMENDMENT ($)   PRICE ($)    AMENDMENT
------------------------   -------    -------------    -------------   --------------   ---------   ------------
R. Joseph Horning          1/18/93        22,000           11.50            22.75         11.50         4.75


COMPENSATION COMMITTEE REPORT(1)

     The Compensation Committee of the Board of Directors (the "COMMITTEE") consists of Messrs. Berg and Shugart, neither of whom is currently an employee or an officer of the Company. It is the responsibility of the Committee to establish and administer the Company's policies governing employee compensation and to administer the Company's employee benefits plans. The Committee evaluates the performance of management, determines compensation policies and levels, and makes decisions concerning salaries and incentive compensation.

     The Company's executive compensation program is designed to attract and retain executives capable of leading the Company in its pursuit of its business objectives and to motivate them in order to enhance long-term stockholder value. Long-term equity compensation also is used to harmonize the interests of management and stockholders. The main elements of the program are competitive pay and equity incentives. Annual compensation for the Company's executive officers historically consists of two elements: cash salary and stock options. The Company does not have a management bonus plan; however, it is expected that as the Company moves from being primarily involved in research and development to being a manufacturing company, the Committee will recommend the institution of a bonus plan as well.

     The Committee considers a variety of individual and corporate factors in assessing the Company's executive officers and making informed compensation decisions. These factors include each officer's contributions to the Company, the compensation paid by comparable companies to employees in similar situations, and, most importantly, the progress of the Company towards its long-term business objectives. When determining compensation for executive officers, the committee looks to the following measures in evaluating the Company's progress: (i) the acquisition and management of capital to allow the Company to complete development and ultimately realize significant revenues,
(ii) the recruitment and retention of officers and other important personnel,
(iii) the progress of the Company's product development program, and (iv) the evolution of manufacturing capability. The factors that are used by the Committee in evaluating the compensation of the Chief Executive Officer are no different from those that are used to evaluate the compensation of other executives.

     During the fiscal year 1999, the Committee provided stock option grants to the executive officers of the Company pursuant to the 1990 Plan. The exercise prices of the option grants were equal to the fair market value of the Company's Common Stock on the date of grant. The executive officers received grants to acquire a total of 241,033 shares. The Committee based this determination on the need to provide incentives for the staff in connection with the Company's efforts to commercialize its technology.

     Compensation of the Chief Executive Officer is evaluated by the Committee based on the criteria outlined above for all other executive officers of the Company, including his contributions for the prior year, his success in managing and motivating the Company's employees, and the challenges to be faced in the year ahead, as well as the desire to offer a competitive salary. The Committee has set Mr. Dawson's total annual compensation, including salary and option grants, at a level they believe is competitive with that of other Chief Executive Officers at other companies in the same industry. In addition, Mr. Dawson's salary and option grants were set at a level the Committee believes will properly motivate and retain Mr. Dawson as the Chief Executive Officer of the Company.

     For fiscal 1999, the Compensation Committee determined that Mr. Dawson's base salary would continue to be commensurate with his responsibilities; he has been paid a salary of $280,000 per year since assuming the position of Chief Executive Officer of the Company on January 1, 1998. None of the executive officers were paid a bonus in fiscal 1999.

     OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain "performance-based" compensation that has been approved by the Company's stockholders is not subject to the deduction limit. The Company's 1990 Plan is qualified so that awards under the plan constitute performance-based compensation not subject to Section 162(m) of the Code. The 2000 Plan, if approved by the stockholders, also will be qualified so that awards under the plan will constitute performance-based compensation not subject to Section 162(m) of the Code.

                                  Carl E. Berg
                                  Alan F. Shugart


                      COMPENSATION COMMITTEE INTERLOCKS AND
                INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     During the fiscal year ended March 28, 1999, the Compensation Committee consisted of Messrs. Shugart and Berg.

     On July 27, 1998, the Company entered into an agreement with an institutional investor for the private placement of up to $15,000,000 of its convertible preferred stock. Concurrently with the preferred stock financing, Baccarat Electronics, Inc., an affiliate of Mr. Berg, loaned the Company $2.5 million and agreed to loan the Company up to an additional $7.5 million on terms specified in the amended loan agreement. Baccarat Electronics received a warrant to purchase 149,254 shares of the common stock of the Company in connection with the $2.5 million loan, and is entitled to warrants to purchase up to 447,761 additional shares as additional amounts of the remaining $7.5 million loan availability are drawn down. As of March 28, 1999, the Company has drawn down an additional $2 million under the remaining $7.5 million loan availability and issued Baccarat

Electronics additional warrants to purchase an additional 119,403 shares of common stock in connection with such draw downs.

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following chart shows total stockholder return for the periods indicated for each of (i) the Company's common stock, (ii) the Standard & Poors 500 Index (the "S&P 500"), and (iii) Hambrecht & Quist Growth Index, a subset of the Hambrecht & Quist Technology Index. All values assume reinvestment of the full amount of all dividends and are calculated as of March 31 of each year.

                                [OBJECT OMITTED]

                                                               CUMULATIVE TOTAL RETURN
                                         ---------------------------------------------------------------------
                                              3/94      3/95        3/96       3/97       3/98        3/99
                                         ----------- ---------- ----------- ---------- ---------- ------------
VALENCE TECHNOLOGY INC           VLN         100.00     100.00       12.50      30.80      45.09      35.27
NASDAQ STOCK MARKET (U.S.)       INAS        100.00     107.94      120.07     163.03     181.21     275.21
H & Q GROWTH                     IHQG        100.00     116.10      142.75     220.36     180.39     273.07

(1) The material in this report is not "soliciting material," is not deemed to be filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before the date hereof and irrespective of any general incorporation in any such filing.

CERTAIN TRANSACTIONS

     See "Compensation Committee Interlocks and Insider Participation" for a description of certain transactions between the Company and Mr. Berg.

     See "Employment Agreement" for a description of certain transactions between the Company and certain named Executive Officers.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                   By Order of the Board of Directors


                                   -----------------------------------
                                   SECRETARY

January 18, 2000

     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 28, 1999 is available without charge upon written request to: Corporate Secretary, Valence Technology, Inc., 301 Conestoga Way, Henderson, Nevada 89015.

                                      PROXY
                            VALENCE TECHNOLOGY, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 15, 2000

     The undersigned hereby appoints Lev M. Dawson and Roy Wright, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Valence Technology, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Valence Technology, Inc. to be held at 301 Conestoga Way, Henderson, Nevada 89015, on Tuesday, February 15, 1999, at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

[X]  Please mark votes as in this example

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 BELOW AND A VOTE FOR PROPOSALS 2, 3, 4 AND 5.

1. To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.

NOMINEES: Lev M. Dawson, Carl E. Berg, Alan F. Shugart and Bert C. Roberts, Jr.

   [ ] FOR all nominees listed                    [ ] WITHHELD
      (except as marked to the contrary
       below).
                    -----------------------------------------

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S)
ABOVE:

2. To approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation to increase the aggregate number of shares of Common Stock authorized for issuance from 50,000,000 shares to 100,000,000 shares.

     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3.   To approve the Company's 2000 Stock Option Plan.

     [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

4. To ratify selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending March 26, 2000.

     [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT /  /

               PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF IN THE UNITED STATES. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                        Signature:________________ Date:_____


                                        Signature:________________ Date:_____

--------
(1) The material in this report is not "soliciting material," is not deemed to be filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before the date hereof and irrespective of any general incorporation in any such filing.

                                   EXHIBIT A

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF

                            VALENCE TECHNOLOGY, INC.

     Lev M. Dawson and Roy A. Wright, hereby certify that:

     I. They are the Chief Executive Officer and Secretary, respectively, of Valence Technology, Inc.

     II. Valence Technology, Inc., is a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL").

     III. The amendment to the Certificate of Incorporation of the Corporation set forth below has been consented to in writing by Unanimous Written Consent of the Board of Directors of the Corporation in accordance with Section 141(f) of the General Corporation Law of the State of Delaware.

     IV. The annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the amendment to the Certificate of Incorporation of the Corporation set forth below was duly adopted in accordance with the provisions of
          Section 241 of the General Corporation Law of the State of Delaware.

     V. Article IV of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:


                                  "Article IV"

          1. The authorized capital stock of the Corporation shall consist of one hundred ten million shares (110,000,000), of which one hundred million (100,000,000) shares shall be designated Common Stock, par value $.001 per share (the "COMMON STOCK"), and ten million (10,000,000) shares shall be designated Preferred Stock, par value $.001 per share (the "PREFERRED STOCK").

          2. Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class of series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "BOARD") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the GCL."

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this _____ day of ______________, 2000.




                                           -------------------------------------
                                           Lev M. Dawson
                                           Chairman of the Board, Chief
                                                Executive Officer and President




                                           -------------------------------------
                                           Roy A. Wright
                                           Senior Vice President, Operations
                                                and Secretary


                                    EX A - 2

                                   EXHIBIT B

                            VALENCE TECHNOLOGY, INC.
                             2000 STOCK OPTION PLAN


1. PURPOSE

     The purpose of the Plan is to further the growth and development of Valence Technology, Inc., a Delaware corporation (the "Company"), and its Affiliates by providing appropriate incentives and rewards to Employees (including officers of the Company), Directors and Consultants who are in a position to contribute materially to the prosperity of the Company, to increase such persons' interests in the Company's welfare, to encourage them to continue their services to the Company or its Affiliates, and to attract individuals of outstanding ability to enter the employment of the Company or its Affiliates, to remain or become directors of the Company and to provide valuable services to the Company or its Affiliates. The Plan offers selected individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Stock.

2. INCENTIVE AND NONSTATUTORY STOCK OPTIONS

     Two types of Stock Options (referred to herein as "Options" without distinction between such two types) may be granted under the Plan: Options intended to qualify as Incentive Stock Options under Section 422 of the Code and Nonstatutory Stock Options not specifically authorized or qualified for favorable income tax treatment by the Code. All options shall be separately designated as Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to SECTION 7, and a separate certificate or certificates shall be issued for Shares purchased on exercise of each type of Option. An Option designated as a Nonstatutory Stock Option shall not be treated as an Incentive Stock Option.

3. DEFINITIONS

     The following definitions are applicable to the Plan:

     3.1 "AFFILIATE" shall mean any Parent or any Subsidiary of the Company.

     3.2 "BOARD" shall mean the Board of Directors of the Company, as constituted from time to time.

     3.3 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     3.4 "COMMITTEE" shall mean a compensation committee of the Board, as described in SECTION 4.2.

     3.5 "COMPANY" shall mean Valence Technology, Inc., a Delaware corporation.

     3.6 "CONSULTANT" shall mean an individual who performs bona fide services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Directors.

     3.7 "DIRECTOR" shall mean a member of the Board of the Company.

     3.8 "DISABILITY" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. For purposes of determining the term of an ISO pursuant to
SECTION 7.1 hereof, the Disability must be expected to result in death or to have lasted or be expected to last for a continuous period of not less than 12 months. The determination of whether an individual has a Disability shall be determined under procedures established by the Plan Administrator.

     3.9 "EMPLOYEE" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

     3.10 "EXERCISE PRICE" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

     3.11 "FAIR MARKET VALUE" shall mean the fair market value of a Share, determined as follows:

          3.11.1 If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in the WALL STREET JOURNAL or such other source as the Plan Administrator deems reliable;

          3.11.2 If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Plan Administrator deems reliable;

          3.11.3 In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Plan Administrator. Such determination shall be conclusive and binding on all persons.

     3.12 "INCENTIVE STOCK OPTION" shall mean an Option intended to be and designated as an employee "incentive stock option" within the meaning of Section 422 of the Code.

     3.13 "NON-EMPLOYEE DIRECTOR" means a director who either (i) is not a current employee or officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is


                                    EX B - 2
otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     3.14 "NONSTATUTORY OPTION" shall mean an Option not described in Sections 422(b) or 423(b) of the Code.

     3.15 "OPTION" shall mean an Incentive Stock Option or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares, which shall be evidenced by a written agreement between the Company and an Optionee.

     3.16 "OPTIONEE" shall mean an individual who holds an Option.

     3.17 "OUTSIDE DIRECTOR" shall mean a member of the Board who either (i) is not a current employee of the Company or an Affiliate, is not a former employee of the Company or an Affiliate receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an Affiliate at any time, and is not currently receiving a direct or indirect remuneration from the Company or an Affiliate for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" who satisfies the requirements of such term as defined in Treas. Regs. ss.1.162-27(e)(3).

     3.18 "PARENT" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     3.19 "PLAN" shall mean this Valence Technology, Inc. 2000 Stock Option Plan, as amended from time to time.

     3.20 "PLAN ADMINISTRATOR" shall mean the Board or the Committee designated pursuant to SECTION 4.2 hereof to administer, construe and interpret the terms of the Plan.

     3.21 "SERVICE" shall mean service as an Employee, Director or Consultant.

     3.22 "SHARE" shall mean one share of Stock, as adjusted in accordance with
SECTION 8 (if applicable). ---------

     3.23 "STOCK" shall mean the Common Stock of the Company, par value $0.001 per Share.

     3.24 "STOCK OPTION AGREEMENT" shall mean the agreement between the Company and an Optionee, which contains the terms, conditions and restrictions pertaining to the Optionee's Option.

     3.25 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A


                                    EX B - 3
corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

4. ADMINISTRATION

     4.1 ADMINISTRATION BY BOARD. Subject to SECTION 4.2 hereof, the Plan Administrator shall be the Board of Directors of the Company (the "Board") during such periods of time as all members of the Board are Outside Directors. The Plan Administrator shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, from time to time to select from among the eligible Employees, Directors and Consultants (as determined pursuant to SECTION 6) of the Company and its subsidiaries those persons to whom Options will be granted, to determine the timing and manner of the grant of the Options, whether the option will be an Incentive Stock Option or a Nonstatutory Stock Option, to determine the exercise price, the number of shares covered by and all of the terms of the Options (which need not be identical), to determine the duration and purpose of leaves of absence which may be granted to Option holders without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan. The Plan Administrator may, in its absolute discretion, without amendment to the Plan, accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option. The interpretation and construction by the Plan Administrator of any provision of the Plan, or of any agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

     4.2 ADMINISTRATION BY COMMITTEE. The Board may, in its sole discretion, delegate any or all of its duties as Plan Administrator and, subject to the provisions of SECTION 4.3 of the Plan, at any time the Board includes any person who is not an Outside Director, the Board shall delegate all of its duties as Plan Administrator during such period of time to a Committee of not fewer than two (2) members of the Board, all of the members of which Committee shall be persons who, in the opinion of counsel to the Company, are Outside Directors and Non-Employee Directors, to be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease (to not less than two members) the size of the Committee, and add additional members to, or remove members from, the Committee. The Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Committee may establish and follow such rules and regulations for the conduct of its business, as it may deem advisable. No member of the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

     4.3 EXCEPTIONS. Anything to the contrary notwithstanding, the requirements in SECTIONS 2.1 and 2.2 that all members of the Committee be non-employee directors and Outside Directors shall not apply for any period of time during which the Company's Common Stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and shall not apply with respect to grants to employees other than the named executive officers who are subject


                                    EX B - 4
to the executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended. Those provisions of the Plan that make express reference to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, shall apply only to reporting persons. Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan, including the power to amend the Plan as provided in SECTION 12.1. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

5. SHARES SUBJECT TO THE PLAN

     5.1 BASIC LIMITATION. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The aggregate number of Shares that may be issued under the Plan (upon exercise of Options) shall not exceed 2,500,000 Shares, subject to adjustment pursuant to SECTION 11. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available a sufficient number of Shares to satisfy the requirements of the Plan.

     5.2 ADDITIONAL SHARES. In the event that any outstanding Option for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan.

     5.3 LIMIT ON INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which ISOs granted after 1986 are exercisable for the first time by an Optionee during any calendar year (under all ISO plans of the Company and its Affiliates) shall not exceed $100,000. To the extent that the aggregate Fair Market Value (determined at the time of the Option is granted) of the Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, such Options shall be treated as Nonstatutory Options. The determination of the Options to be treated as Nonstatutory Options shall be made by taking Options into account in the order in which they were granted.

6. ELIGIBILITY

     6.1 GENERAL RULE. Incentive Stock Options may be granted only to Employees (including officers) of the Company or its Affiliates. A Director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an Employee (including an officer) of the Company or any Affiliate. Nonstatutory Stock Options may be granted only to key Employees (including officers) of, Directors of or Consultants to the Company or its Affiliates.

     6.2 INDIVIDUAL LIMIT. Subject to the provisions of SECTION 11 relating to adjustments upon changes in Stock, no person shall be eligible to be granted Options covering more than 700,000 Shares of the Company's Stock in any fiscal year.


                                    EX B - 5

     6.3 TEN-PERCENT STOCKHOLDERS. No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of the Affiliates unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such Stock at the date of grant and the term of the Option does not exceed five (5) years from the date of grant.

7. OPTION PROVISIONS

     Each Option shall be in such form and shall contain such terms and conditions as the Plan Administrator shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

     7.1 TERM. The term of any Option shall not be greater than ten (10) years from the date it was granted. An Option shall terminate three (3) months after termination of the Optionee's Service with the Company or an Affiliate, unless
(i) such termination is due to such person's Disability, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of Service; or (ii) the Optionee dies while in the Service of the Company or an Affiliate, or within not more than three (3) months after termination of such Service, in which case the Option may, but need not, provide that it may be exercised at any time within eighteen
(18) months following the death of the Optionee by the person or persons to whom the Optionee's rights under such Option pass by will or by the laws of descent and distribution; or (iii) the Option by its terms specifies either (a) that it shall terminate sooner than three (3) months after termination of the Optionee's Service, or (b) that it may be exercised more than three (3) months after termination of such Service with the Company or an Affiliate. This SECTION 7.1 shall not be construed to extend the term of any Option of to permit anyone to exercise the Option after expiration of its term, nor shall it be construed to increase the number of Shares as to which any Option is exercisable from the amount exercisable on the date of termination of the Optionee's Service.

     7.2 EXERCISE PRICE. The Exercise Price for the shares subject to any Option shall be determined by the Plan Administrator at the time of grant, but shall not be less than par value per share. Anything to the contrary notwithstanding, the Exercise Price for the shares subject to any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date the Stock Option is granted. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate, the Option price shall not be less than 110% of the fair market value per share of the Stock of the Company on the date the Option is granted.

     7.3 PAYMENT. The Exercise Price of an Option shall be paid, to the extent permitted by applicable statutes and regulations, either:

          7.3.1 In cash or check at the time the option is exercised; or


                                    EX B - 6

          7.3.2 In the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, (i) by a copy of instructions to a broker directing such broker to sell the Shares for which such Option is exercised, and to remit to the Company the aggregate exercise price of such Options (a "cashless exercise"), (ii) by paying all or a portion of the Exercise Price for the number of Shares being purchased by tendering Shares owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the Shares with respect to which such Option or portion thereof is thereby exercised (a "stock-for-stock exercise"), (iii) by a stock for stock exercise by means of attestation whereby the Optionee identifies for delivery specific Shares already owned by Optionee and receives a number of Shares equal to the difference between the Option Shares thereby exercised and the identified attestation Shares (an "attestation exercise"), or (iv) with a full-recourse promissory note. However, the par value of the Shares, if newly issued, shall be paid in cash or cash equivalents. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Plan Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

          7.3.3 The Exercise Price shall include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or any Affiliate as a result of the exercise of a Stock Option. At the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, the Optionee may pay all or a portion of the tax withholding by (i) cash or check payable to the Company, (ii) cashless exercise, (iii) stock-for-stock exercise, (iv) by paying all or a portion of the tax withholding for the number of Shares being purchased by withholding Shares from any transfer or payment to the Optionee ("stock withholding"), or (v) a combination of one or more of the foregoing payment methods. Any Shares issued pursuant to the exercise of an Option and transferred by the Optionee to the Company for the purpose of satisfying any withholding obligation shall not again be available for purposes of the Plan and the number of Shares subject to stock withholding shall not exceed an amount equal to the minimum required applicable tax withholding rates.

     7.4 RESTRICTIONS ON TRANSFER OF OPTION. Any Incentive Stock Option shall not be transferable except by will, by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     7.5 EXERCISABILITY. The total number of Shares subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to


                                    EX B - 7
time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the Shares allotted to that period, and may be exercised with respect to some or all of the Shares allotted to such period and/or any prior period as to which the Option was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any Shares then remaining subject to the Option. The provisions of this SECTION 7.5 are subject to any Option provisions governing the maximum number of shares as to which an Option may be exercised. The Option may, but need not, include a provision whereby the Optionee may elect at any time during the Option term to exercise the Option as to any part or all of the Shares subject to the Option prior to the stated vesting date of the Option or of any installment or installments specified in the Option. Any Shares so purchased from any unvested installment or Option may be subject to a repurchase right in favor of the Company or to any other restriction the Plan Administrator determines to be appropriate.

     7.6 SECURITIES LAW REQUIREMENTS. The Company may require any optionee, or any person to whom an option is transferred under SECTION 7.4, as a condition of exercising any such option:

          7.6.1 To give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and

          7.6.2 To give written assurances satisfactory to the Company stating that such person is acquiring the Stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if:

               (a) The issuance of the Shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"); or

               (b) As to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

8. COVENANTS OF THE COMPANY

     8.1 RESERVATION OF SHARES. During the terms of the Options granted under the Plan, the Company shall keep available at all times the number of Shares of Stock required to satisfy such Options.

     8.2 RESTRICTION ON ISSUANCE OF SHARES. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares of Stock upon exercise of the Options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the


                                    EX B - 8

Securities Act either the Plan, any Option granted under the Plan or any Stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain form any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Stock upon exercise of such Options unless and until such authority is obtained.

9. USE OF PROCEEDS FROM STOCK

     Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

10. MISCELLANEOUS

     10.1 NO SHAREHOLDER RIGHTS. Neither an Optionee nor any person to whom an Option is transferred under SECTION 7.4 shall be deemed to be the holder of, or to have any of the rights of the holder with respect to, any Shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

     10.2 FINANCIAL DISCLOSURE. Throughout the term of any Option granted pursuant to the Plan, the Company shall make available to the holder of such Option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the Option term, upon request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the bylaws of the Company.

     10.3 NO RETENTION RIGHTS. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any eligible Employee or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Consultant or Director) or shall affect the right of the Company or any Affiliate to terminate the Service of any Optionee with or without cause. In the event that an Optionee is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of Service for purposes of SECTION 7.5 hereof and corresponding provisions of any outstanding Options, and (ii) suspend or otherwise delay the time or times at which the Shares subject to the Option would otherwise vest.

11. ADJUSTMENTS UPON CHANGES IN STOCK

     11.1 GENERAL. If any change is made in the Stock subject to the Plan, or subject to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), then the Plan and outstanding Options shall be appropriately adjusted:

          11.1.1 In the class(es) and maximum number of Shares subject to the Plan; and


                                    EX B - 9

          11.1.2 In the class(es) and number of Shares and price per Share of Stock subject to outstanding Options.

     11.2 MERGERS AND CONSOLIDATIONS. In the event of a complete liquidation of the Company or a merger, reorganization, or consolidation of the Company with, or upon a sale of all or substantially all of the Company's assets to, or the acquisition of all or substantially all of the Common Stock of the Company by any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, or any other corporate transaction occurs within the meaning of Code Section 424 and the regulations thereunder that would result in the transfer to a new employer or discharge of a significant number of employees or the creation or severance of a parent-subsidiary relationship (a "Corporate Event"), any unexercised Options theretofore granted under the Plan shall be deemed cancelled unless the surviving corporation in any such Corporate Event elects to assume the Options under the Plan or to issue substitute Options in place thereof; provided, however, that, notwithstanding the foregoing, if such Options would be cancelled in accordance with the foregoing, the Plan Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. Alternatively the purchaser(s) in such Corporate Event may, in his, her, or its discretion, terminate all outstanding Options by delivering to the Optionees the same kind of consideration that is delivered to the stockholders of the Company as a result of such Corporate Event, or the Board may terminate all outstanding Options in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the higher of (i) the Fair Market Value of those Shares of Stock or other securities the holder of such Option would have received had the Option been exercised and no disposition of the Shares acquired upon such exercise been made prior to such Corporate Event, less the exercise price therefor, and (ii) the Fair Market Value of those Shares of Stock or other securities the holder of the Option would have received had the Option been exercised and no disposition of the Shares acquired upon such exercise been made immediately following such Corporate Event, less the exercise price therefor.

12. AMENDMENT OF THE PLAN

     12.1 RIGHT TO AMEND OR TERMINATE THE PLAN. The Board may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in SECTION 11), extends the term beyond ten (10) years after the earlier of the date the Plan is adopted or the date the Plan is approved by the Company's shareholders, or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company's stockholders. Stockholder approval shall not be required for any other amendment of the Plan, except to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Rule 16b-3 under the Exchange Act or any Nasdaq or securities exchange listing requirements.

     12.2 MODIFICATION, EXTENSION, AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Plan Administrator may modify, extend, or renew outstanding Options granted under the Plan, and accept the surrender of outstanding Options (to the extent not theretofore exercised). The Plan Administrator shall not, however, modify any outstanding Incentive Stock Option in any manner that would cause the Option not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code. Notwithstanding the foregoing, no modification of an Option shall, without the consent


                                   EX B - 10
of the Optionee, alter or impair any rights of the Optionee under the Option. However, a termination of the Option in which the Optionee receives a cash payment equal to the difference between the Fair Market Value and the exercise price for all shares subject to exercise under any outstanding Option shall not alter or impair any rights of the Optionee.

13. EFFECITVE DATE AND TERM OF PLAN

     13.1 EFFECTIVE DATE. The Plan, as set forth herein, shall be effective as of January ___, 2000 (the "Effective Date", which is date of its adoption by the Board of Directors), subject to the approval of the Company's stockholders. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any grants of Options or sales or awards of Shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan.

     13.2 TERMINATION DATE. The Plan shall terminate automatically on January ___, 2010 and may be terminated on any earlier date pursuant to SECTION 12.1 above.

14. EXECUTION.

     To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same as of January ___, 2000.



                                       VALENCE TECHNOLOGY, INC.



                                        By:
                                             -----------------------------------


                                   EX B - 11